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                                                                   EXHIBIT 4.1


                     RESTATED CERTIFICATE OF INCORPORATION
                         OF MARKS BROS. JEWELERS, INC.
                      (Incorporated on November 20, 1947)


           MARKS BROS. JEWELERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST:    Pursuant to Section 245(b) and 242 of the General
Corporation Law of the State of Delaware (the "Delaware Law"), the Certificate of Incorporation, as amended, of MARKS BROS. JEWELERS, INC., a Delaware corporation (the "Corporation"), is hereby restated and amended to read in its entirety as follows:

                             "RESTATED CERTIFICATE
                                OF INCORPORATION


     FIRST:     The name of the Corporation is MARKS BROS. JEWELERS, INC.

     SECOND:    The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD:     The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:    The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 32,125,296 of which 30,000,000 shares shall be Common Stock with a par value of $.001 per share (the "Common Stock"); of which 25,925 shall be Class B Common Stock with a par value of $1.00 per share (the "Class B Common Stock"); of which 39,371 shares shall be Class C







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Common Stock with a par value of $.001 per share (the "Class C Common Stock");
of which 60,000 shall be Class D Common Stock with a par value of $.001 per share (the "Class D Common Stock"); and of which 2,000,000 shares shall be Preferred Stock with a par value of $.001 per share, issuable in series (the "Preferred Stock").

     Every share of Common Stock of the Corporation issued as of the date and time that this Restated Certificate of Incorporation becomes effective (including any shares held by the Corporation as treasury shares) shall automatically be converted into 35.42083833 validly issued, fully paid and nonassessable shares of Common Stock. Each share of Common Stock into which shares are converted shall have a par value of $.001. Upon the effectiveness of this Restated Certificate of Incorporation, each certificate representing one or more shares of Common Stock immediately prior to such effectiveness shall represent a number of shares of Common Stock (rounded down to the nearest share) equal to the shares evidenced thereby prior to such effectiveness multiplied by
35.42083833. As soon as practicable thereafter, the Corporation shall ask the holders of certificates representing shares of Common Stock immediately prior to such effectiveness to deliver such certificates to the Corporation or to its agent, and, upon the receipt thereof, the Corporation shall distribute, or cause its agent to distribute, to each such holder a certificate or certificates representing the number of shares of Common Stock (rounded down to the nearest share) previously evidenced by the certificates so tendered multiplied by
35.42083833. Until such time as the Corporation has distributed a new certificate or certificates in exchange for a certificate or certificates tendered by a holder pursuant to this paragraph, the certificate or certificates being tendered by such holder shall be deemed to represent and shall represent a number of shares equal to the number of shares of Common Stock previously evidenced by such certificate(s) multiplied by 35.42083833.

           No fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the initial public offering price of a share of Common Stock (or, if such initial public offering is not consummated, by the fair market value of a share of Common Stock as determined by the Board of Directors in good faith).

     The designations and the powers, preferences and rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:


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


     A.    COMMON STOCK PROVISIONS

     1. Voting Rights. Except as otherwise required by law or expressly provided herein, the holder of each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation.

     2. Dividend Rights. Subject to provisions of law and preferences of the Class B Common Stock and any Preferred Stock and except as otherwise provided herein, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any Preferred Stock, Class B Common Stock and Class C Common Stock shall be entitled upon liquidation, the holders of Common Stock, holders of Class B Common Stock and holders of Class D Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

     B.    CLASS B COMMON STOCK PROVISIONS

     1. Voting Rights. Except as otherwise required by law, each share of class B Common Stock shall entitle the holder thereof to 35.42083833 votes on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law, the holders of shares of Common Stock, Class B Common Stock and Class C Common Stock shall vote together and not as separate classes.

     2. Dividends. (a) The holders of shares of Class B Common Stock shall be entitled to receive dividends at the rate of $130.00 per annum per share, if and when declared payable by the Board of Directors, from funds legally available therefor, subject to the limitation set forth below. Such dividends shall be payable each Class B Year (as defined below) commencing March 4, 1988 for a period of eight (8) years (the "Class B Period") to holders of record on the respective dates fixed for the purpose by the Board of Directors in advance of payment of each dividend. A "Class B Year" shall be defined as the 365 day period commencing March 4, 1988 and each 365 (or, where appropriate, 366) day period commencing on each succeeding March 4 to and including March 4, 1995. Dividends with respect to shares of Class B Common Stock shall accrue from the date of issue thereof; provided, however, that in no event shall the aggregate amount of all accrued unpaid dividends be in excess of the then outstanding aggregate unpaid principal amount of the Trust Loans (as defined



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in the Secured Term Loan Agreement dated as of March 9, 1988 between the
Corporation and Marks Bros. Jewelers, Inc. Employee Stock Ownership Trust, as amended by Amendment of Secured Term Loan Agreement dated as of November 6, 1989 and as further amended by Second Amendment to Secured Term Loan Agreement dated as of October 31, 1992), nor shall accrued unpaid dividends with respect to any share of Class B Common Stock be in excess of an amount equal to the then outstanding aggregate unpaid principal amount of such Trust Loans divided by an amount equal to the number of shares of Class B Common Stock outstanding at such time. Subject to the foregoing, if dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Class B Common Stock at the aforesaid rate, such deficiency shall be cumulative in full (and thereby accumulate). Accumulation of dividends on the Class B Common Stock shall not bear interest. The dividend described in this Subparagraph (a) is hereinafter referred to as the "Preferential Cumulative Dividends."

     (b) No dividend or distribution, whether in cash, stock or other property, shall be paid on any date on or in respect of the Common Stock or Class C Common Stock unless and until a dividend that is proportionately (after taking into account the 35.42083833-for-1 Common Stock split as herein provided) of equal or greater amount or value per share has been paid on such date in respect of the Class B Common Stock. No dividend or distribution (other than distributions or dividends in the form of stock or the right to receive or acquire stock) shall be paid on any date on or in respect of the Common Stock or Class C Common Stock unless all dividends accumulated and unpaid as of said date on the Class B Common Stock shall have been paid.

     3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or the Class C Common Stock, an amount equal to the Preferential Cumulative Dividends accumulated and unpaid thereon to the date fixed for final distribution in such dissolution, liquidation or winding up (the "Class B Preferred Amount"). For purposes of this Subsection 3, the merger (except for a merger in which the Corporation is the surviving corporation and the holders of at least a majority of the voting power of the Corporation prior to such merger hold at least a majority of the voting power of the Corporation after such merger) or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall be deemed to a liquidation, dissolution or winding up of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the stockholders of the Corporation shall be




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insufficient to permit the payment to holders of Class B Common Stock of the full preferential amount provided in this Subsection 3, then the assets of the Corporation available for such distribution shall be distributed ratably among the holders of Class B Common Stock according to the amounts which would be payable in respect of the shares of such stock held by them upon distribution if all amounts payable on or with respect to such shares were paid in full. After the payment to the holders of the Class B Common Stock of the full preferential amount provided for this Subsection 3 and payment to the holder(s) of the Class C Common Stock of the full preferential amount provided for in Part C, the holders of the Class B Common Stock shall be entitled to share ratably (after taking into account the 35.42083833-for-1 Common Stock split as herein provided) with the Common Stock and the Class D Common Stock in the remaining assets of the Corporation.

     4. Status of Acquired Shares. Shares of Class B Common Stock which shall at any time be redeemed, purchased or otherwise acquired by the Corporation shall not be reissued and all such shares of Class B Common Stock shall be retired.

     C.    CLASS C COMMON STOCK PROVISIONS

     1. Voting Rights. Except as otherwise required by law, each share of Class C Common Stock shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Class C Common Stock is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Common Stock, Class B Common Stock and Class C Common Stock shall vote together and not as separate classes.

     2. Dividends. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock, each holder of Class C Common Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution or such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Class C Common Stock then held by such holder are then convertible.

     3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment of the Class B Preferred Amount to the holders of Class B Common Stock as provided for in Subsection 3



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of Part B of this Article Fourth, the holders of the Class C Common Stock shall be entitle to receive out of the assets of the Corporation available for distribution to stockholders before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or the Class B Common Stock (other than the Class B Preferred Amount), an amount equal to $254.00 per share (such amount to be adjusted proportionately in the event the Class C Common Stock is subdivided into a greater number or combined into a lesser number), plus any dividends that have been declared but remain unpaid as of the date of such dissolution, liquidation or winding up. For purposes of this Subsection 3, the merger (except for a merger in which the holders of at least a majority of the voting power of the Corporation prior to such merger hold at least a majority of the voting power of the surviving corporation after such merger) or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation. After the payment to the holders of the shares of the Class C Common Stock of the full preferential amounts provided for in this Subsection 3, the holders of the Class C Common Stock as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the stockholders of the Corporation shall be insufficient to permit the payment to the holders of Class C Common Stock of the full preferential amount provided in this Subsection 3, then the assets of the Corporation available for such distributions shall be distributed ratably among the holders of Class C Common Stock according to the amounts which would be payable in respect of the shares of such stock held by them upon distribution if all amounts payable on or with respect to such shares were paid in full.

     4.    Conversion.

           (a)  Conversion Procedure.

                (i) Subject to Subsection 4(k) of this Part C, any holder of shares of Class C Common Stock may at any time upon written notice to the Corporation convert all or any number of such shares of Class C Common Stock held by such holder into a number of shares of the Common Stock computed by multiplying the number of such shares to be converted by $254.00 (such amount to be adjusted proportionately in the event shares of Class C Common Stock are subdivided into a greater number or combined into a lesser number) and dividing the result by the Conversion Price then in effect. No fractional shares shall be issued upon any conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the fair market value of a share of Common Stock as determined by the



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


Board of Directors in good faith (it being understood that in connection with an automatic conversion referred to in Subsection (k) of this Part C such fair market value shall be the initial public offering price in the underwritten public offering giving rise to such automatic conversion).

                (ii) Except as otherwise provided in Subsection 4(k) of this Part C, each conversion of shares of Class C Common Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Class C Common Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (iii) As soon as possible after a conversion has been affected (but in any event within three business days in the case of subparagraphs (A) and (C) below), the Corporation will deliver to the converting holder:

                     (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                     (B) payment in an amount equal to all dividends owing pursuant to Subsection 2 of this Part C with respect to each share of Class C Common Stock converted which have not been paid prior thereto; and

                     (C) a certificate representing any shares of Class C Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                (iv) If for any reason the Corporation is unable to pay any dividends owing pursuant to Subsection 2 of this Part C on the shares of Class C Common Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder with respect to such dividends.

                (v) The issuance of certificates for shares of Common Stock upon conversion of shares of Class C Common Stock will be made without charge to the holders of such shares of Class C Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Class C Common Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and non-assessable.

                (vi) The Corporation will not close its books against the transfer of shares of Class C Common Stock or of Common Stock issued or issuable (whether from authorized shares or the treasury of the Corporation)upon conversion of shares of Class C Common Stock in any manner which interferes with the timely conversion of shares of Class C Common Stock.

           (b)  Conversion Price.

                (i) The Conversion Price for the Class C Common Stock from the date of the original issuance of the Class C Common Stock until the date of the filing of this Restated Certificate of Incorporation (the "Restatement Date") has been $254.00. Upon the Restatement Date, the Conversion Price shall be $7.1709200565. In order to prevent dilution of the conversion rights granted under this Subsection 4, the Conversion Price will be subject to adjustment from time to time after the Restatement Date pursuant to this Subsection 4.

                (ii) If and whenever on or after the Restatement Date the Corporation issues or sells, or in accordance with Subsection 4(c) of this Part C is deemed to have issued or sold, any shares (other than Excluded Securities (as hereinafter defined)) of its Common Stock ("Additional Shares of Common Stock") for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Conversion Price will be reduced, in order to increase the number of shares of Common Stock into which the Class C Common Stock is convertible, to that price per share determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction (1) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock, (B) the number of shares of Common Stock then issuable upon conversion of the outstanding shares of the Class C Common Stock, (C) the number of shares of Common Stock then issuable upon exercise of that certain Warrant of the Corporation dated November 6, 1989 issued to Emp & Co. or any successor warrants thereto and (D) the number of shares of Common Stock which the aggregate consideration, if any, for the total number of such Additional Shares of Common Stock so issued or sold would


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




purchase at the then effective Conversion Price, and (2) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock, (B) the number of shares of Common Stock then issuable upon conversion of the outstanding shares of the Class C Common Stock, (C) the number of shares of Common Stock then issuable upon exercise of that certain Warrant of the Corporation dated November 6, 1989 issued to Emp & Co. or any successor warrants thereto and (D) the number of such Additional Shares of Common Stock so issued or sold; provided, however, that Additional Shares of Common Stock issued or sold without consideration shall be deemed to have been issued or sold for $0.001 per share.

                (c) Effect on Conversion Price of Certain Events. For purpose of determining the adjusted Conversion Price under Subsection 4(b) of this Part C, the following will be applicable.

                       (i) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (Such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                       (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Subsection 4, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

                       (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this Subsection 4, the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such change purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given the Corporation to all holders of shares of Class C Common Stock.

                       (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such




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



expiration or termination, never been issued; provided that such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of shares of Class C Common Stock.

                (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined in good faith by the Board Directors of the Corporation. "Market Price" of any security means the average of the closing prices of such security's sales on all recognized securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any recognized securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

                (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.



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



                (vii) Treasury Shares. Except with respect to shares of Commons Stock, if any, issued from the treasury of the corporation upon conversion of shares of Class C Common Stock, the number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities of (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then for purposes of this Subsection 5 such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (ix) Certain Exceptions. Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price by reason of:

                        (A) the issuance of shares of Common Stock upon conversion of shares of Class C Common Stock;

                        (B) the issuance of 5,022.09 shares of Common Stock (such number is to be proportionally adjusted in the event shares of Common Stock are subdivided into a greater number or combined into a lesser number) upon exercise of the Warrant dated November 6, 1989 initially issued in the name of Emp & Co.;

                        (C) the issuance of shares of Common Stock and/or options to acquire shares of Common Stock pursuant to the Marks Bros. Jewelers, Inc. Incentive Stock Compensation Plan, as amended and in effect from time to time with the approval of the Board of Directors of the Corporation (the "Equity Incentive Plan");

                        (D) the issuance of shares of Common Stock, and options therefor, to employees of the Corporation pursuant to plans approved by the Board of Directors of the Corporations;

                        (E) the issuance by the Corporation of the Zero Coupon Notes dated as of October 31, 1992 (the "Zero Coupon Notes") referred to in that certain Restated and Amended Revolving Credit and




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





                Term Loan Agreement dated as of October 31, 1992 (the "Zero Coupon Credit and Loan Agreement") by and among the Corporation and the other parties thereto; and

                       (F) the issuance of shares of Class D Common Stock upon any conversion of any Zero Coupon Note, or the issuance of shares of Common Stock upon the conversion of any shares of Class D Common Stock issued pursuant to the conversion of any Zero Coupon Note;

(the securities referred to in (A), (B), (C), (D), (E), and (F) are herein referred to as the "Excluded Securities")."

           (d) Subdivision or Combination of Common Stock. If the Corporation at any time after the Restatement Date subdivides (by a stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased; it being understood that the stock split (the "Restatement Stock Split") described in the second paragraph of this Article Fourth does not give rise to any such adjustment as the Restatement Stock Split has already been taken into account in the change of the Conversion Price from its original amount of $254.00 to $7.1709200565.

           (e) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change (other than a subdivision or combination of Common Stock which is covered by subparagraph (d) above), the Corporation will make appropriate provisions to insure that each of the holders of Class C Common Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Class C Common Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Class C Common Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions to insure that the provisions of this Subsection 4 will thereafter be applicable to the Class C Common Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of shares of Class C Common Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

           (f)  Notices.

                (i) Immediately upon any adjustment of the Conversion Price, the Corporation will give written notice thereof to all holders of Class C Common Stock.

                (ii) The Corporation will give written notice to all holders of Class C Common Stock as soon as possible but in a event at least 10 days prior to the date on which the Corporation closes its books or takes a record
(A) with respect to any pro rata subscription offer to holders of Common Stock or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidations.

                (iii) The Corporation will also give written notice to the holders of Class C Common Stock as soon as possible but in any event at least 10 days prior to the date on which any Organic Change is intended to take place.

           (g) Purchase Rights. If at any time after the Restatement Date the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of shares of Class C Common Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's shares of Class C Common Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

           (h) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in the treasury of the Corporation, solely for the purpose of effecting the conversion of the shares of Class C Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class C Common Stock, and if at any time the number of authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury of the Corporation shall not be sufficient to effect the conversion of all then outstanding shares of Class C common Stock, the Corporation will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

           (i) Notice to Holders. Any notice required by the provisions of this Subsection 4 to be given to the holder of shares of Class C Common Stock shall be deemed given when personally delivered to such holder, three (3) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, or one business day after deposit with an overnight courier and delivered or addressed to each holder of record at his address appearing on the books of the Corporation.

           (j) Taxes and Charges. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Class C Common Stock.

           (k) Automatic Conversion. (i) Each share of Class C Common Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of an underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in a sale by the Corporation of Common Stock to the public which generates proceeds actually received by the Corporation of at least ten million dollars ($10,000,000) at a price per share equal to not less than $10 so long as the consummation of such sale to the public occurs on or before June 30, 1996, and at a price per share equal to not less than $17.93 if the consummation of such sale occurs after June 30, 1996 (such amount is to be proportionately adjusted in the event shares of Common Stock are subdivided after the Restatement Date into a greater number or combined into a lesser number). At such time, each share of Class C Common Stock shall automatically be converted into such number of shares of Common Stock equal to $254.00 (such amount is to be adjusted proportionately in the event shares of Class C Common Stock are subdivided into a greater number or combined into a lesser number) divided by the Conversion Price immediately prior to the offering. Upon the occurrence of the event specified in the previous sentence, the outstanding shares of Class C Common Stock shall be converted automatically without any further action by the holders of such shares or the Corporation, and whether or not the certificates representing such shares are surrendered to the Corporation.

                (ii) Notice of the automatic conversion of shares of Class C Common Stock shall be promptly given by the Corporation by mailing a notice to holders of record of the shares of Class C Common Stock at their respective addresses appearing on the books of the Corporation. Said Notice shall indicate
(A) that all shares of Class C Common Stock have been converted into shares of Common Stock, (B) the place (which shall be the principal office of the Corporation) at which the certificates evidencing shares of Class C Common Stock will, upon presentation and surrender of such certificates, be exchanged for certificates evidencing shares of Common Stock, (C) the then effective Conversion Price (as defined herein) and (D) that the Class C Common Stock is no longer deemed to be outstanding. Any failure or defect in such notice shall not, in any event, affect the validity or effectiveness of such conversation.

                (iii) The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Class C Common Stock being converted are delivered to the principal office of the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen, destroyed or mutilated and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from, or otherwise reasonably satisfies the Corporation with respect to, any loss incurred by it in connection therewith.

                (iv) The Corporation will, as soon as practicable after the deposit of a certificate for shares of Class C Common Stock, deliver at the principal office of the Corporation to the person for whose account such certificate was so surrendered, or to his nominee or nominees, a certificate for the number of shares of Common Stock to which he shall be entitled as aforesaid.

     5. Status of Acquired Shares. Shares of Class C Common Stock which shall have been converted into or redeemed for shares of Common Stock or which shall have been purchased or otherwise acquired by the Corporation shall not be reissued and all such shares of Class C Common Stock shall be retired.

     D.    CLASS D COMMON STOCK PROVISIONS

     1. Voting Rights. Except as otherwise required by law or expressly provided herein, no share or group of shares of Class D Common Stock shall entitle the holder or holders thereof to vote on any matter submitted to a vote of the stockholders of the Corporation.

     2. Dividend Rights. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock, each holder of Class D Common Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or distribution the same cash or other property which such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Class D Common Stock then held by such holder are then convertible.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Class B Common Stock and Class C Common Stock shall be entitled upon such liquidation, dissolution or winding-up, the holders of the Class D Common Stock shall be entitled to share ratably in the assets of the Corporation with the Common Stock and the Class B Common Stock. For purposes of this subsection 3, the merger (except for a merger in which the holders of at least a majority of the voting power of the surviving corporation after such merger) or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     4.    Conversion

           (a)  Conversion Procedure

                (i) Any holder of shares of Class D Common Stock may at any time upon written notice to the Corporation convert all or any number of such shares of Class D Common Stock held by such holder into a number of shares of the Common Stock computed by multiplying the number of such shares to be converted by 1.0 (such number to be adjusted proportionately (including, without limitation, as a result of the Restatement Stock Split) in accordance with subparagraph 4(b) below) as in effect from time to time, the "Class D Conversion Factor"). No fractional shares shall be issued upon any conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the fair market value of a share of Common Stock as determined by the Board of Directors in good faith.

                (ii) Each conversion of shares of Class D Common Stock will be deemed to have been effected as of the close of business on the date of which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Class D Common Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraphs (A) and (C) below), the Corporation will deliver to the converting holder:

                       (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                       (B) payment in an amount equal to all dividends owing pursuant to Subsection 2 of this Part D with respect to each share of Class D Common Stock converted which have not been paid prior thereto; and

                       (C) a certificate representing any shares of Class D Common Stock which were represented by the certificate of certificates delivered to the Corporation in connection with such conversion but which were not converted.

                (iv) If for any reason the Corporation is unable to pay any dividends owing pursuant to Subsection 2 of this Part D on the shares of Class D Common Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder with respect to such dividends.

                (v) The issuance of certificates for shares of Common Stock upon conversion of shares of Class D Common Stock will be made without charge to the holders of such shares of Class D Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Class D Common Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and non-assessable.

                (vi) The Corporation will not close its books against the transfer of shares of Class D Common Stock or Common Stock issued or issuable (whether from authorized shares or the treasury of the Corporation) upon conversion of shares of Class D Common Stock in any manner which interferes with the timely conversion of shares of Class D Common Stock.

           (b)  Subdivision or Combination of Common Stock.

                (i) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Class D Conversion Factor in effect immediately prior to such subdivision will be proportionately increased.

                (ii) If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Class D Conversion Factor in effect immediately prior to such combination will be proportionately decreased.

                (iii) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Class D Common Stock into a greater number of shares, the Class D Conversion Factor in effect immediately prior to such subdivision will be proportionately decreased.

                (iv) If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Class D Common Stock into a smaller number of shares, the Class D Conversion Factor in effect immediately prior to such combination will be proportionately increased.

           (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (Either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change (other than a subdivision or combination of Common Stock which is covered by subparagraph (b) above), the Corporation will make appropriate provisions to insure that each of the holders of Class D Common Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Class D Common Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions to insure that the provisions of this Subsection 4 will thereafter be applicable to the Class D Common

Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Class D Conversion Factor to reflect the value for Common Stock indicated by the terms of such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

           (d)  Notices.

                (i) Immediately upon any adjustment of the Class D Conversion Factor, the Corporation will give written notice thereof to all holders of the Class D Common Stock.

                (ii) The Corporation will give written notice to all holders of Class D Common Stock as soon as possible but in any event at least 10 days prior to the date on which the Corporation closes its books or takes a record
(A) with respect to any pro rata subscription offer to holders of Common Stock or (B) for determining rights to vote with respect to any Organic change, dissolution or liquidation.

                (iii) The Corporation will also give written notice to the holders of Class D Common Stock as soon as possible but in any event at least 10 days prior to the date on which any Organic Change is intended to take place.

           (e) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of shares of Class D Common Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's shares of Class D Common Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

           (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in the treasury of the Corporation, solely for the purpose of effecting the conversion of Class D Common

Stock, such number of its share of Common Stock, and if any time the number of authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury of the Corporation shall not be sufficient to effect the conversion of all then outstanding shares of Class D Common Stock, the Corporation will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

           (g) Notice to Holders. Any notice required by the provisions of this Subsection 4 to be give to the holder of shares of Class D Common Stock shall be deemed given when personally delivered to such holder, or, if mailed, three (3) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, or one business day after deposit with an overnight courier and delivered or addressed to each holder of record at his address appearing on the books of the Corporation.

           (h) Taxes and Charges. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Class D Common Stock.

     5. Status of Acquired Shares. Shares of Class D Common Stock which shall have been converted into or redeemed for shares of Common Stock or which shall have been purchased or otherwise acquired by the Corporation shall not be reissued and all such shares of Class D Common Stock shall be retired. Shares of Class D Common Stock shall only be issued pursuant to the Zero Coupon Credit and Loan Agreement and the Zero Coupon Notes relating thereto and upon the expiration or termination thereof, no authorized and unissued shares of Class D Common Stock shall be issued, and all authorized and unissued shares of Class D Common Stock shall be retired.


     E.    PREFERRED STOCK

     1. Authorization. The Board of Directors of the Corporation is authorized to issue the Preferred Stock in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     2. Provisions. The Board of Directors is expressly authorized to fix and determine as to each series established:

     (a) the maximum number of shares to constitute such series and the distinctive designation thereof;

     (b) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

     (c) whether the shares of such series shall be subject to redemption by the Corporation or by the holders thereof and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

     (d) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

     (e) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (f) the terms and conditions on which shares may be converted or exchanged; if the shares of such series are issued with the privilege of conversion or exchange;

     (g) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of capital stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional capital stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

     (j) such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

     Such preferences, powers, relative participating, optional or other special rights and qualifications, limitations or restrictions thereof shall be stated in a resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions (a "Certificate of Designation") shall be filed in accordance with the General Corporation Law of the State of Delaware.

     3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

     4. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by law, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

     FIFTH:     The Corporation is to have perpetual existence.

     SIXTH:     The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

     1. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.

     2. Upon the consummation of an initial public offering of Common Stock (the "Initial Public Offering Date"), stockholders of the Corporation may not thereafter take any action by written consent in lieu of a meeting.

     3. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the President or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     4. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     5. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

     SEVENTH:

     1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

     2. Classes of Directors. Following the Initial Public Offering Date, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. Each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the initial public offering of Common Stock; each initial director in Class II shall serve for a term ending on the date of the second annual meeting next following the Conversion Event; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting next following the initial public offering of Common Stock.

     3. Terms of Office. Except as provided in the preceding paragraph 2, following the Initial Public Offering Date, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

     4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, retirement or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, though less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

     5. Removal. Following the Initial Public Offering Date, any one or more or all of the directors may be removed only with cause, and then only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

     6. Stockholder Nominations and Introduction of Business, Etc. Following the Initial Public Offering Date, advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation.

     EIGHTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH:     Each person who is or was a director or officer of the
Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time. The right of indemnity provided herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or directors, or otherwise. The Corporation may provide indemnification to any such person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise differ from those set forth herein. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation regarding the manner and conditions under which indemnification shall be provided hereunder by the Corporation and the extent thereof from time to time as deemed appropriate by the Board of Directors in the best interests of the Corporation.

     TENTH:     The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation; (b) merge or consolidate the Corporation with another Corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all factors the directors deem relevant, including without limitation (i) the effects upon the employees, suppliers, customers, creditors and others having similar relations with the Corporation, upon the communities in which the Corporation conducts its business or on such other constituencies of the Corporation as the Board of Directors considers relevant under the circumstances; (ii) not only the consideration being offered (after taking into account taxes) in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern;
(iii) the purpose of the Corporation, and any of its subsidiaries, to provide quality products and services on a long term basis; (iv) whether the proposed transaction might violate federal or state laws; and (v) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that such interests may be best served by the continued independence of the Corporation. If, on the basis of such factors, the Board of Directors so determines that a proposal or offer to acquire or merge the Corporation, or to sell its assets, is not in the best interests of the Corporation, it may reject the proposal or offer. If the Board of Directors determines to reject any such proposal or sale, the Board of Directors shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding the proposal or offer except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of the business judgment rule or of any duty of the directors to the stockholders or a group of stockholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the Corporation or a shareholder or group of stockholders.

     ELEVENTH: The Corporation has elected to be governed by Section 203 of the General Corporation Law of Delaware.

     TWELFTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation; provided, however, that, following the Initial Public Offering

Date, in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, but in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law, this Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or
(ii) amend or repeal or adopt any provision inconsistent with Articles Fourth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, and this Article Twelfth of this Restated Certificate of Incorporation."


     SECOND:    The Board of Directors of the Corporation, at a meeting duly called at which a quorum existed, duly adopted resolutions proposing and approving the Restated Certificate of Incorporation of the Corporation and directing that such Restated Certificate of Incorporation be submitted to the stockholders of the Corporation to consider and adopt the same.

     THIRD:     Pursuant to Section 228 of the Delaware Law, the adoption of the
Restated Certificate of Incorporation was consented to in writing by a majority of the holders of the voting power of all shares of capital stock of the Corporation entitled to vote thereon.

     FOURTH:    The Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, MARKS BROS. JEWELERS, INC. has caused this Certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary this 4th day of April, 1996.

                                        MARKS BROS. JEWELERS, INC.



                                        By:   /s/ Hugh M. Patinkin
                                              --------------------
                                              Hugh M. Patinkin
[SEAL]                                        President



ATTEST:


/s/ John R. Desjardins
----------------------
John R. Desjardins
Secretary

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                 A CERTAIN ERROR IN THE RESTATED CERTIFICATE OF
                  INCORPORATION OF MARKS BROS. JEWELERS, INC.
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON APRIL 4, 1996




     MARKS BROS. JEWELERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Marks Bros. Jewelers, Inc. (the "Corporation").

     2. That a Restated Certificate of Incorporation (the "Certificate") was filed by the Secretary of State of Delaware on April 4, 1996 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

         The Certificate incorrectly stated the total number of shares of all classes of stock which the Corporation shall have the authority to issue and the number of shares of Class B Common Stock, par value $1.00, which the Corporation shall have the authority to issue.

     4. The Certificate is corrected by replacing the first paragraph of the Fourth Section with the following:

                "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 32,125,397, of which 30,000,000 shares shall be Common Stock with a par value of $.001 per share (the "Common Stock"); of which 26,026 shall be Class B Common Stock with a par value of $1.00 per share (the "Class B Common Stock"); of which 39,371 shares shall be Class C Common Stock with a par value of $.001 per share (the "Class C Common Stock"); of which 60,000 shall be Class D Common Stock with a par value of $.001 per share (the "Class D Common Stock"); and of which 2,000,000 shares shall be Preferred Stock with a par value of $.001 per share, issuable in series (the "Preferred Stock")."

     IN WITNESS THEREOF, MARKS BROS. JEWELERS, INC. has caused this Certificate to be signed by John R. Desjardins, its Executive Vice President, Finance and Administration this 1st day of May, 1996.


                                      MARKS BROS. JEWELERS, INC.



                                      By:  /s/ John R. Desjardins
                                           ----------------------------
                                           John R. Desjardins
                                           Executive Vice President,
                                           Finance and Administration

                                    FORM OF
                          CERTIFICATE OF DESIGNATIONS
                                       OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                           MARKS BROS. JEWELERS, INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)

                           --------------------------


           Marks Bros. Jewelers, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon its Board of Directors by its Restated Certificate of Incorporation, and by the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the following resolution was adopted by its Board of Directors at a meeting duly called and held on April 1, 1996:

           RESOLVED, that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, there is hereby created a series of Preferred Stock of the Corporation, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation:

           Section 1. Designation of Series; Number of Shares. The series of Preferred Stock established hereby shall be designated the "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting the Series A Preferred Stock shall be 309,183. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then outstanding, plus the number of shares of the Series A Preferred Stock then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

           Section 2.  Dividends and Distributions.

           (a) Subject to the rights of the holders of shares of any other series of the Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the initial issuance of a share or fractional share of the Series A Preferred Stock, in an amount per share (rounded to the nearest whole cent) equal to 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a distribution in connection with the subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the initial issuance of a share or fractional share of the Series A Preferred Stock. The multiple of 100 (the "Dividend Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (a). In the event that the Corporation shall at any time after the effective date of this Certificate of Designations (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Dividend Multiple thereafter applicable to the determination of the amount of dividends per share which the holders of shares of the Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b) The Board shall declare, out of funds legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (a) of this Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

           (c) Dividends shall begin to accrue and be cumulative on the outstanding shares of the Series A Preferred Stock from the Dividend Payment Date next preceding the date of issuance of such shares, unless such date of issuance shall be prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless such date of issuance shall be after the close of business on the record date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Series A Preferred Stock in an amount less than the total amount of dividends then accrued shall be allocated pro rata among such shares. The Board may fix a record date for the determination of the holders of shares of the Series A Preferred Stock entitled to receive payment of any dividend or distribution declared thereon, which record date shall be not more than the number of days prior to the date fixed for such payment permitted by applicable law.

           Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

           (a) Each share of the Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (a). In the event that the Corporation shall at any time after the effective date of this Certificate of Designations
(i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b) Except as otherwise provided in this Certificate of Designations, in any other Certificate of Designations establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of the Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation.

           (c) Except as otherwise provided in this Certificate of Designations or by applicable law, the holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (b) of this Section 3) for the taking of any corporate action.

           Section 4.  Certain Restrictions.

           (a) Whenever dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

           (ii) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

           (iv) purchase or otherwise acquire for consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the

      Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

           (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

           Section 5. Reacquired Shares. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after such purchase or acquisition. All such canceled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of the Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Corporation, as amended from time to time, in any other Certificate of Designations establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

           Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to an aggregate amount, subject to adjustment as hereinafter provided in this Section 6, equal to 100 times the aggregate per share amount to be distributed to the holders of the Common Stock or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this

Certificate of Designations (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series A Preferred Stock shall thereafter be entitled to receive pursuant to clause (a)(ii) of the preceding sentence shall be the aggregate amount per share in effect pursuant to such clause immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 7. Consolidation, Merger, etc. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Certificate of Designations (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series A Preferred Stock shall thereafter be entitled to receive pursuant to the preceding sentence shall be the aggregate amount per share in effect pursuant to such sentence immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 8. No Redemption. The shares of the Series A Preferred Stock shall not be redeemable at any time.

           Section 9. Rank. Unless otherwise provided in the Certificate of Designations establishing another series of the Preferred Stock after the effective date of this Certificate of Designations, the Series A Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

           Section 10. Amendments. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

           Section 11. Fractional Shares. Fractional shares of the Series A Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.


           IN WITNESS WHEREOF, Corporation has caused this Certificate of Designations to be executed and attested by its duly authorized officers this 2nd day of May, 1996.

                                          MARKS BROS. JEWELERS, INC.




                                          By:  /s/ Hugh M. Patinkin
                                               -------------------------------
(Corporate Seal)                               Name:
                                               Title:

Attest:


By:  /s/ John R. Desjardins
     ----------------------
     Name:
     Title:

                     CERTIFICATION OF OWNERSHIP AND MERGER

                                    MERGING
                       WHITEHALL JEWELLERS  MERGING CORP.
                                      INTO
                           MARKS BROS. JEWELERS, INC.



           Marks Bros. Jewelers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

           FIRST: That the Corporation was incorporated on November 20, 1947 pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

           SECOND: That the Corporation owns all of the outstanding shares of capital stock of Whitehall Jewellers Merging Corp., a Delaware corporation ("Subsidiary"), which was incorporated on January 6, 1999 pursuant to the DGCL.

           THIRD: That the merger of Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL was approved by the Board of Directors of the Corporation by written consent of the Board of Directors on January 7, 1999, wherein the Board of Directors of the Corporation adopted the following resolutions, which have not been amended, modified or rescinded and remain in full force and effect on the date hereof:

           RESOLVED, that the Board of Directors of the Corporation, hereby declares it advisable and in the best interests of the Corporation to change the name of the Corporation to "Whitehall Jewellers, Inc.";

           FURTHER RESOLVED, that, in order to effect the change in the name of the Corporation pursuant to Section 253 of the DGCL, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause Whitehall Jewellers Merging Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation ("Subsidiary"), to be merged with and into the Corporation (the "Merger");

           FURTHER RESOLVED, that the Corporation shall assume all of the obligations of Subsidiary pursuant to said Section 253 and that all of the outstanding shares of capital stock of Subsidiary be, and they are hereby, canceled and retired and no shares of the capital stock of the Corporation, cash or other consideration shall be issued in exchange therefor;

           FURTHER RESOLVED, that the Merger shall become effective upon the filing with the Secretary of State of the State of Delaware, in accordance with
Section 103 of the DGCL, of a Certificate of Ownership and Merger pursuant to said Section 253 of the DGCL;

           FURTHER RESOLVED, that the proper officers of the Corporation be, and they are hereby, authorized and directed to execute a Certificate of Ownership and Merger setting forth the resolutions to merge Subsidiary with and into the Corporation, to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of the appropriate county in the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the merger;

           FURTHER RESOLVED, that upon the effectiveness of the Merger, the name of the surviving corporation shall be "Whitehall Jewellers, Inc." and the first article of the Restated Certificate of Incorporation of Corporation, as amended and in effect immediately prior to the time the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware, shall be amended to read after such time as follows:

     "FIRST:    The name of the Corporation is WHITEHALL JEWELLERS, INC."

           FURTHER RESOLVED, that anything herein or elsewhere to the contrary notwithstanding, the Merger may be abandoned by the Board of Directors of the Corporation at any time prior to the date of filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

           FURTHER RESOLVED, that upon the effectiveness of the Merger, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause, if necessary or appropriate, the Certificate of Ownership and Merger and any required supplementary or other documents to be filed with the Secretary of State of each state in which the Corporation is qualified to do business as a foreign corporation as evidence of the change of the Corporation's name;

           FURTHER RESOLVED, that upon the effectiveness of the Merger, the proper officers of the Corporation be, and they are hereby, authorized and directed to cause, if necessary or appropriate, the Certificate of Ownership and Merger to be recorded in the United States Patent and Trademark Office and in any appropriate foreign registry office of patents and trademarks, as evidence of the change of the Corporation's name;



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



           FURTHER RESOLVED, that in the event that the purposes of the above resolutions of the Board of Directors cannot be accomplished as planned for any reason whatsoever, the officers of the Corporation are authorized and directed to take all such actions as they may deem necessary or advisable in order to accomplish such purposes to the extent practicable (including, without limitation, adjustment of the specific wording (but not the sense or purpose) of the foregoing resolutions, if necessary, to comply with applicable state filing requirements); provided, that the essential purposes achieved remain the same as those approved and adopted by this Board by the foregoing resolutions; and

           FURTHER RESOLVED, that the officers of the Corporation be, and they are hereby, authorized and directed to execute and deliver, on behalf of the Corporation, such other documents, instruments and certificates and to take such other actions as each such officer, in his or her sole discretion, deems necessary or appropriate to carry out the full intent and purposes of the foregoing resolutions.

           FOURTH: This merger shall be effective upon filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its President and attested by its Secretary this 19th day of January, 1999.

                                       MARKS BROS. JEWELERS, INC.


                                       By:     /s/  Hugh M. Patinkin
                                              -------------------------------
                                              Hugh M. Patinkin
                                              President

ATTEST:


By:   /s/  John R. Desjardins
    ----------------------------
    John R. Desjardins
    Secretary




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